EXHIBIT 10.1

VOTING AGREEMENT
Each of the undersigned, being all of the directors and executive officers of LAPORTE BANCORP, INC. (“LPB”) and THE LAPORTE SAVINGS BANK, an Indiana state-chartered savings bank and wholly-owned subsidiary of LPB (“LPSB”) having, in the case of the LPB directors, voted for the approval and adoption by LPB of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) among LPB and Horizon Bancorp (“Horizon”), whereby Horizon will acquire all of the outstanding capital stock of LPB in exchange for shares of Horizon common stock, no par value per share (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Merger and herein, and in order to induce Horizon to execute and deliver the Agreement and Plan of Merger to LPB and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably (in his or her individual capacity and not in his or her capacity as a director or officer of LPB and LPSB) covenants and agrees with Horizon that:
(a)will vote all shares of common stock of LPB (“LPB Common Stock”) now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the shareholders of LPB or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Merger and the Holding Company Merger (provided that the term “LPB Common Stock” shall not include: (1) any securities beneficially owned by the undersigned as a trustee or fiduciary; (2) any shares as to which the undersigned does not have, directly or indirectly, sole voting power; (3) any unexercised stock options to purchase shares of LPB Common Stock); and
(b)until such time as the Holding Company Merger has been consummated or the Agreement and Plan of Merger has been duly terminated in accordance with the provisions thereof, will not transfer any shares of LPB Common Stock, or any right or option with respect thereto or any interest therein, including any shares of restricted stock, other than: (a) to any immediate family member of the undersigned, or to a trust for the benefit of the undersigned or his or her immediate family members or upon the undersigned’s death; provided that, as a precondition to such permitted transfer, the transferee has agreed in writing to abide by the terms of this Agreement in a form reasonably satisfactory to Horizon; (b) transfers by will or operation or law; (c) transfers in connection with estate planning or similar purposes, including transfers to relatives, trusts, foundations and charitable organizations, subject to the transferee first agreeing in writing to abide by the terms of this Agreement; (d) the withholding of LPB Common Stock by LPB to satisfy tax obligations upon the vesting of any shares of restricted stock or the exercise of stock options; or (e) such transfers as Horizon may otherwise permit in its sole discretion.
The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of LPB Common Stock indicated beside his or her signature below.

VOTING AGREEMENT    PAGE 1

This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company
Merger; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; or (c) the taking of such action whereby a majority of LPB’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the shareholders of LPB.
This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of La Porte County, Indiana or the United States District Court for the Northern District of Indiana. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.
It is understood and agreed that the provisions of this Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of LPB Common Stock and is not in any way intended to affect the exercise by the undersigned of the undersigned’s responsibilities as a director or executive officer of LPB. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of LPB Common Stock held or controlled by the undersigned as of the date hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

VOTING AGREEMENT    PAGE 2

EXECUTED AND DELIVERED as of March 10, 2016.
EXECUTIVE OFFICERS:

/s/ Lee A. Brady	(85,476 shares)
Lee A. Brady

/s/ Michele M. Thompson	(67,291 shares)
Michele M. Thompson

/s/ Patrick W. Collins	(29,004 shares)
Patrick W. Collins

/s/ Kevin N. Beres	(44,185 shares)
Kevin N. Beres

/s/ Daniel P. Carroll	(19,012 shares)
Daniel P. Carroll

DIRECTORS:

/s/ Paul G. Fenker	(33,574 shares)
Paul G. Fenker

/s/ Ralph F. Howes	(39,399 shares)
Ralph F. Howes

/s/ Mark A. Krentz	(10,568 shares)
Mark A. Krentz

/s/ L. Charles Lukmann, III	(51,532 shares)
L. Charles Lukmann, III

/s/ Jerry L. Mayes	(24,064 shares)
Jerry L. Mayes

/s/ Dale A. Parkison	(21,107 shares)
Dale A. Parkison

/s/ Robert P. Rose	(26,639 shares)
Robert P. Rose

SIGNATURE PAGE TO VOTING AGREEMENT